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VENTAS REALTY, LIMITED PARTNERSHIP
VENTAS CAPITAL CORPORATION

Offer to Exchange
Up to $200,000,000 in principal amount of
6 1/2% Senior Notes due 2016
for
$200,000,000 in principal amount of
6 1/2% Senior Notes due 2016

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated March 2, 2006 (as the same may be amended or supplemented from time to time, the "Prospectus"), of Ventas Realty, Limited Partnership ("Ventas Realty"), Ventas Capital Corporation ("Ventas Capital" and, together with Ventas Realty, the "Issuers"), Ventas TRS, LLC, Ventas, Inc., Ventas LP Realty, L.L.C., Ventas Healthcare Properties, Inc., ElderTrust, ElderTrust Operating Limited Partnership, ET Capital Corp., ET Sub-Berkshire Limited Partnership, ET Berkshire, LLC, Cabot ALF, L.L.C., Cleveland ALF, L.L.C., ET Sub-Heritage Woods, L.L.C., ET Sub-Highgate, L.P., ET GENPAR, L.L.C., ET Sub-Lacey I, L.L.C., ET Sub-Lehigh Limited Partnership, ET Lehigh, LLC, ET Sub-Lopatcong, L.L.C., ET Sub-Pennsburg Manor Limited Partnership, L.L.P., ET Pennsburg Finance, L.L.C., ET Sub-Phillipsburg I, L.L.C., ET Sub-Pleasant View, L.L.C., ET Sub-Rittenhouse Limited Partnership, L.L.P., ET Sub-Riverview Ridge Limited Partnership, L.L.P., ET Sub-Sanatoga Limited Partnership, ET Sanatoga, LLC, ET Sub-SMOB, L.L.C., Vernon ALF, L.L.C., ET Sub-Willowbrook Limited Partnership, L.L.P., ET Sub-Wayne I Limited Partnership, L.L.P., ET Wayne Finance, L.L.C., ET Wayne Finance, Inc., ET Sub-Woodbridge, L.P., Ventas Framingham, LLC, Ventas Management, LLC, Ventas Sun LLC, Ventas Cal Sun LLC, Ventas Provident, LLC, PSLT GP, LLC, PSLT OP, L.P., PSLT-BLC Properties Holdings, LLC, Brookdale Living Communities of Arizona-EM, LLC, Brookdale Living Communities of California, LLC, Brookdale Living Communities of California-RC, LLC, Brookdale Living Communities of California-San Marcos, LLC, Brookdale Living Communities of Illinois-2960, LLC, Brookdale Living Communities of Illinois-II, LLC, BLC of California-San Marcos, L.P., Brookdale Holdings, LLC, Brookdale Living Communities of Indiana-OL, LLC, Brookdale Living Communities of Massachusetts-RB, LLC, Brookdale Living Communities of Minnesota, LLC, Brookdale Living Communities of New York-GB, LLC, Brookdale Living Communities of Washington-PP, LLC, The Ponds of Pembroke Limited Partnership, River Oaks Partners, PSLT-ALS Properties Holdings, LLC, PSLT-ALS Properties I, LLC, Ventas Finance I Inc., Ventas Finance I, LLC, Ventas Specialty I, Inc. and Ventas Specialty I, LLC (collectively, excluding the Issuers, the "Guarantors") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by the Issuers and the Guarantors to exchange up to $200,000,000 in principal amount of the Issuers' 6 1/2% Senior Notes due 2016 (the "Exchange Notes") for the outstanding $200,000,000 in principal amount of the Issuers' 6 1/2% Senior Notes due 2016, issued and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the "Original Notes").

        The material is being forwarded to you as the beneficial owner of Original Notes held by us for your account or benefit but not registered in your name. A tender of any Original Notes may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Issuers and the Guarantors urge beneficial owners of Original Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Original Notes in the Exchange Offer.

        Accordingly, we request instructions as to whether you wish us to tender any or all of your Original Notes, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Original Notes.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Original Notes on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 p.m., New York City Time, on April 4, 2006 unless extended (the "Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to 5:00 p.m., New York City Time, on the Expiration Date.

        If you wish to have us tender any or all of your Original Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Original Notes held by us and registered in our name for your account or benefit.

INSTRUCTIONS

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer of the Issuers and the Guarantors.

        This will instruct you to tender the principal amount of Original Notes indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

Box 1	☐	Please tender my Original Notes held by you for my account or benefit. I have identified on a signed schedule attached hereto the principal amount of Original Notes to be tendered if I wish to tender less than all of my Original Notes.
Box 2	☐	Please do not tender any Original Notes held by you for my account or benefit.

Date:                        , 2006

Signature(s)
Please print name(s) here

Unless a specific contrary instruction is given in a signed Schedule attached hereto, your signature(s) hereon shall constitute an instruction to us to tender all of your Original Notes.

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INSTRUCTIONS